Exhibit 99.1
News Release

For immediate release	For more information contact:
August 2, 2018	Matthew G. Molchan
Chief Executive Officer
858-726-1600
ir@digirad.com

Digirad Corporation Reports Financial Results for the
Second Quarter and Six Months Ended June 30, 2018

•	Reaffirms 2018 financial guidance

•	Operating cash flows of $2.6 million in the quarter, a year over year quarterly increase of $1.0 million

•	Reduces debt by $0.5 million in the quarter and $7.0 million year to date

•	Company to pay regular quarterly cash dividend of $0.055 cents per share

Suwanee, GA. - August 2, 2018 - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the second quarter and six months ended June 30, 2018.
Total revenues from continuing operations for the second quarter were $27.1 million, compared to $26.7 million in the second quarter of the prior year.
Net loss from continuing operations for the second quarter was $0.4 million, or $0.02 net loss per diluted share from continuing operations, compared to net loss of $2.85 million or $0.14 net loss per diluted share in the same period in the prior year. Non-GAAP adjusted net income from continuing operations for the second quarter was $0.4 million, or $0.02 adjusted net income from continuing operations per diluted share, compared to adjusted net loss of $0.5 million, or $0.03 adjusted net loss per diluted share in the same period in the prior year.
Non-GAAP adjusted EBITDA from continuing operations for the second quarter was $2.7 million, compared to $2.0 million in the same period in the prior year. Operating cash flow for the second quarter was $2.6 million, compared to the prior year's operating cash flow for the second quarter of $1.6 million. Non-GAAP free cash flow was $2.2 million for the second quarter, compared to $1.4 million in the same period in the prior year.
Total revenues for the six months ended June 30, 2018 were $52.5 million, compared to $52.5 million in the same period in the prior year.
Net loss from continuing operations for the six months ended June 30, 2018 was $1.7 million, or $0.09 net loss per diluted share, compared to net loss of $5.1 million, or $0.26 net loss per diluted share in the same period in the prior year. Non-GAAP adjusted net loss for the six months ended June 30, 2018 was $0.9 million, or $0.05 adjusted net loss per diluted share, compared to adjusted net loss of $1.8 million, or $0.09 adjusted net loss per diluted share in the same period in the prior year.
Non-GAAP adjusted EBITDA for the six months ended June 30, 2018 was $3.5 million, compared to $3.1 million in the same period in the prior year. Operating cash flow for the six months ended June 30, 2018 was $3.0 million, compared to the prior year's operating cash flow for the first six months of $3.5 million. Non-GAAP free cash flow was $2.4 million for the six months ended June 30, 2018, compared to $2.9 million in the same period in the prior year.
Digirad President and CEO Matt Molchan said, “Overall, our business performed well during the quarter. Total revenue and non-GAAP adjusted EBITDA were both up year over year for the quarter and we generated $2.6 million of operating cash flow during the quarter, which allowed us to reduce our overall net debt position by $0.5 million in the quarter. Diagnostic Services led the way with a great quarter showing gains year over year in revenue and gross profit. Our continued, focused efforts in our interim rental business within Mobile Healthcare have yielded significant gains as well, with quarterly interim sales increasing 14% year over year." Molchan continued, “Timing of camera sales did impact our top line in Diagnostic Imaging, but a good mix of higher profit camera sales resulted in higher gross profit and gross margin in the quarter on a year over year basis.”
The Company also announces a cash dividend of $0.055 cents per share that will be paid on August 30, 2018, to shareholders of record on August 16, 2018.

2018 Financial Guidance
The Company reaffirms its previously announced fiscal year 2018 financial guidance, which is to generate revenues from continuing operations of between $100 and $105 million, non-GAAP adjusted EBITDA of between $8.5 and $9.5 million, and free cash flow between $4 and $5 million.
Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT on August 2, 2018 to discuss the results and management's outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://drad.client.shareholder.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted net income(loss),” “adjusted net income(loss) per diluted share,” “free cash flow”, and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and diluted net income per share. The Company has included below unaudited adjusted financial information, which presents the Company's results of operations after excluding acquired intangible asset amortization, acquisition related contingent consideration adjustments, unrealized gain(loss) on available-for-sale securities, and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization and stock-based compensation.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2018.
About Digirad Corporation
Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and diagnostic imaging equipment and services, provides hospitals, physician practices, and imaging centers through the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment. For more information, please visit www.digirad.com.
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Revenues:
Services	$24,324	$23,742	$46,947	$46,799
Product and product-related	2,756	2,943	5,598	5,726
Total revenues	27,080	26,685	52,545	52,525
Cost of revenues:
Services	20,023	19,105	39,284	37,688
Product and product-related	1,490	1,892	3,087	3,547
Total cost of revenues	21,513	20,997	42,371	41,235
Gross profit	5,567	5,688	10,174	11,290
Total gross profit percentage	20.6%	21.3%	19.4%	21.5%
Services gross profit percentage	17.7%	19.5%	16.3%	19.5%
Product and product-related gross profit percentage	45.9%	35.7%	44.9%	38.1%
Operating expenses:
Marketing and sales	1,461	1,596	2,928	3,379
General and administrative	3,522	5,717	7,914	10,613
Amortization of intangible assets	356	373	713	747
Goodwill impairment	476	—	476	—
Total operating expenses	5,815	7,686	12,031	14,739
Loss from operations	(248)	(1,998)	(1,857)	(3,449)
Other expense:
Other expense, net	(19)	—	(36)	—
Interest expense, net	(189)	(227)	(363)	(420)
Loss on extinguishment of debt	—	(709)	(43)	(709)
Total other expense	(208)	(936)	(442)	(1,129)
Loss before income taxes	(456)	(2,934)	(2,299)	(4,578)
Income tax (expense) benefit	106	88	561	(519)
Loss from continuing operations, net of tax	(350)	(2,846)	(1,738)	(5,097)
Income from discontinued operations, net of tax	—	74	5,494	249
Net (loss) income	$(350)	$(2,772)	$3,756	$(4,848)

Net (loss) income per share - basic and diluted
Continuing operations	$(0.02)	$(0.14)	$(0.09)	$(0.26)
Discontinued operations	$—	$—	$0.27	$0.01
Net (loss) income per share - basic and diluted (1)	$(0.02)	$(0.14)	$0.19	$(0.24)
Dividends declared per common share	$0.055	$0.05	$0.11	$0.10
Weighted average shares outstanding – basic and diluted	20,119	19,979	20,106	19,957

(1) Earnings per share may not add due to rounding.

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	June 30, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$1,410	$1,877
Securities available-for-sale	96	97
Accounts receivable, net	12,581	15,887
Inventories, net	5,992	5,501
Restricted cash	243	242
Other current assets	2,174	1,972
Total current assets	22,496	25,576
Property and equipment, net	25,664	28,365
Intangible assets, net	7,116	7,830
Goodwill	1,916	2,392
Restricted cash	101	101
Non-current assets held for sale	—	1,736
Other assets	582	703
Total assets	$57,875	$66,703

Liabilities:
Current liabilities:
Accounts payable	$5,313	$5,207
Accrued compensation	4,122	5,507
Accrued warranty	157	204
Deferred revenue	1,646	2,302
Current liabilities held for sale	—	835
Other current liabilities	2,342	2,915
Total current liabilities	13,580	16,970
Long-term debt	12,500	19,500
Deferred tax liabilities	372	254
Other liabilities	1,784	2,180
Total liabilities	28,236	38,904

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 80,000,000 shares authorized; 20,119,318 and 20,060,311 shares issued and outstanding (net of treasury shares) at June 30, 2018 and December 31, 2017, respectively	2	2
Treasury stock, at cost; 2,588,484 shares at June 30, 2018 and December 31, 2017	(5,728)	(5,728)
Additional paid-in capital	146,247	148,163
Accumulated other comprehensive loss	(22)	(5)
Accumulated deficit	(110,860)	(114,633)
Total stockholders’ equity	29,639	27,799
Total liabilities and stockholders’ equity	$57,875	$66,703

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2018	2017	2018	2017

Net loss from continuing operations	$(350)	$(2,846)	$(1,738)	$(5,097)
Acquired intangible amortization	356	373	713	747
Acquisition related contingent consideration valuation adjustment (1)	—	—	—	(57)
Unrealized loss on available-for-sale securities (2)	19	—	36	—
Litigation reserve (3)	—	1,339	—	1,339
Restructuring costs (4)	—	—	97	—
Loss on extinguishment of debt	—	709	43	709
Goodwill impairment (5)	476	—	476	—
Income tax items (6)	(106)	(88)	(561)	519
Non-GAAP adjusted net income (loss) from continuing operations	$395	$(513)	$(934)	$(1,840)

Net loss per diluted share from continuing operations (7)	$(0.02)	$(0.14)	$(0.09)	$(0.26)
Acquired intangible amortization	0.02	0.02	0.04	0.04
Acquisition related contingent consideration valuation adjustment (1)	—	—	—	—
Unrealized loss on available-for-sale securities (2)	—	—	—	—
Litigation reserve (3)	—	0.07	—	0.07
Restructuring costs (4)	—	—	—	—
Loss on extinguishment of debt	—	0.04	—	0.04
Goodwill impairment (5)	0.02	—	0.02	—
Income tax items (6)	(0.01)	—	(0.03)	0.03
Non-GAAP adjusted net income (loss) per diluted share from continuing operations (7)	$0.02	$(0.03)	$(0.05)	$(0.09)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2018	2017	2018	2017

Net loss from continuing operations	$(350)	$(2,846)	$(1,738)	$(5,097)
Acquisition related contingent consideration valuation adjustment (1)	—	—	—	(57)
Unrealized loss on available-for-sale securities (2)	19	—	36	—
Goodwill impairment (5)	476	—	476	—
Litigation reserve (3)	—	1,339	—	1,339
Loss on extinguishment of debt	—	709	43	709
Depreciation and amortization	2,288	2,374	4,553	4,740
Stock-based compensation	171	293	372	548
Interest expense, net	189	227	363	420
Income tax expense (benefit)	(106)	(88)	(561)	519
Non-GAAP adjusted EBITDA from continuing operations	$2,687	$2,008	$3,544	$3,121

(1) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(2) Reflects change in fair value on equity investments classified as available-for-sale.
(3) Reflects legal settlement for wage and hour litigation in 2017.

(4) Reflects severance related costs.
(5) Reflects impairment of goodwill for Telerhythmics reporting unit.
(6) The Company has a significant tax NOL that is offset by a full valuation allowance recorded in the fourth quarter of 2017 in the GAAP consolidated financial statements. As a result, for purposes of non-GAAP measures, we utilized a 0% effective tax rate for both periods.
(7) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2018	2017	2018	2017
Net cash provided by operating activities	$2,621	$1,570	$3,041	$3,494
Purchases of property and equipment, net of dispositions	(433)	(130)	(594)	(615)
Free cash flow	$2,188	$1,440	$2,447	$2,879

Digirad Corporation
Supplemental Debt Information
(Unaudited)
The following table reflects outstanding principal balances and interest rates for the Company's debt at June 30, 2018 and December 31, 2017:

	June 30, 2018		December 31, 2017
(in thousands)	Balance	Interest Rate	Balance	Interest Rate
Revolving Credit Facility (1)	$12,500	4.44%	$19,500	3.90%
Total borrowings	$12,500		$19,500

(1) A Revolving Credit Agreement was entered into with Comerica Bank on June 21, 2017. The agreement consists of a revolving credit facility with a five-year term, maturing on June 21, 2022.

Digirad Corporation Supplemental Segment Information (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2018	2017 (1)	2018	2017 (1)
Diagnostic Services	$13,267	$12,559	$25,292	$24,761
Diagnostic Imaging	2,756	2,943	5,598	5,726
Mobile Healthcare	11,057	11,183	21,655	22,038
Condensed consolidated revenue	$27,080	$26,685	$52,545	$52,525
Diagnostic Services	$2,969	$2,730	$5,216	$5,566
Diagnostic Imaging	1,266	1,051	2,511	2,179
Mobile Healthcare	1,332	1,907	2,447	3,545
Condensed consolidated gross profit	$5,567	$5,688	$10,174	$11,290
Income (loss) from continuing operations by segment:
Diagnostic Services	$804	$139	$514	$155
Diagnostic Imaging	(132)	(471)	(336)	(908)
Mobile Healthcare	(444)	(327)	(1,559)	(1,357)
Segment income (loss) from continuing operations	$228	$(659)	$(1,381)	$(2,110)
Litigation reserve (2)	—	(1,339)	—	(1,339)
Goodwill impairment (3)	(476)	—	(476)	—
Condensed consolidated loss from continuing operations	$(248)	$(1,998)	$(1,857)	$(3,449)
(1) Segment information has been recast for all periods presented to reflect the MDSS disposition as discontinued operations. As certain shared function costs previously allocated to MDSS are not allocable to discontinued operations, prior period corporate costs have been re-allocated amongst the continuing reportable segments.
(2) Reflects legal settlement reserve for wage and hour litigation
(3) Reflects goodwill impairment adjustment for Telerhythmics reporting unit.